  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission
                          Asterisks denote omissions.

                                                                   Exhibit 10.28


                   STRATEGIC DEVELOPMENT & LICENSE AGREEMENT

     This Strategic Development & License Agreement (the "Agreement") is entered into and effective as of July 28, 1999 (the "Effective Date") by and between Microsoft Corporation, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and Engage Technologies, Inc., a Delaware corporation located at 100 Brickstone Square, Andover, MA 01810 ("Company").

                                 Introduction

Pursuant to the terms of this Agreement, Company intends to license to Microsoft the current and a certain upcoming commercial release of Company's AdManager software and to develop for and license to Microsoft certain proprietary features and functionality for such software.

                                   Agreement

1. Definitions

1.1 "Affiliate" means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. "Control," as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through ownership of voting shares, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

1.2 "Company AdManager Product" means the following two (2) versions of Company's commercially available AdManager software: (a) Version 4.0.x; and (b) the Subsequent Release Deliverable (or the substitute version of such Subsequent Release which shall be a Deliverable under the circumstances set forth in Section 10.4(c)). The "Company AdManager Product" also includes Error Corrections and any software provided to Microsoft by Company as part of support and maintenance services. Company AdManager Product does not include any localized version of the AdManager software.

1.3 "Company Licensed Materials" means the Deliverables, Error Corrections, and all other software technology, know-how and other materials that Company provides to Microsoft in the course of performing Services under this Agreement.

1.4  "Confidential Information" means: (i) the Source Code for the Deliverables;
     (ii) any business or technical information including, but not limited to, information relating to either party's products, product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how; and (iii) the terms and conditions of this Agreement (but excluding the fact and nature of this Agreement). "Confidential Information" shall not include information that:
     (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by the receiving party through its own independent research and without reference to or use of the other party's Confidential Information; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure. The party invoking these exclusions has the burden of proving the applicability to the particular facts.

                                       1
                Microsoft and Engage Confidential & Proprietary

   Confidential Materials omitted and filed separately with the Securities and
                               Exchange Commission
                           Asterisks denote omissions.


1.5 "Core Technologies", each a "Core Technology" means the following components of the Company AdManager Product:

     . [**] used in building and analyzing content [**] to fulfill contractual assignments.
     . [**] criteria to determine the proper content to deliver.
     . [**] reporting of content activity within the system's reach.
     . [**] mechanism that maintains [**] in a distributed environment.
     . [**] used for [**] within the system.

1.6 "Deliverables" means each version or component of the Company AdManager Product (including without limitation new features and functionality designed for use with Version 4.0.x as the same are described in the Specifications) that Company is obligated to deliver to Microsoft under this Agreement. The Deliverables include the Documentation and the Source Code and Object Code versions of all of the foregoing versions and components of the Company AdManager Product.

1.7 "Derivative Technology" means: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing material which extends, upgrades, improves or adapts such existing material, including new material which may be protected by copyright, patent and/or trade secret.

1.8 "Distribute" means to sublicense, rent, lease, sell, transfer, transmit and otherwise distribute, directly and indirectly and including through further sublicenses.

1.9 "Documentation" means the user guide provided by Company as part of the Deliverables.

1.10 "Error(s)" means defect(s) in a Deliverable which prevent it from performing in accordance with the Specifications.

1.11 "Error Corrections" means modifications provided by the Company to correct Errors.

1.12 "Intellectual Property" means all intellectual property rights throughout the world, whether existing under statute or at common law or equity, including but not limited to (i) copyrights, trade secrets, trademarks, patents, inventions, designs, logos and trade dress, mask works and any other intellectual property rights as defined by Article 2 of the World Intellectual Property Organization Convention of July 1967; and (ii) any application or right to apply for or renew any of the rights referred to in
     (i).

1.13 "Microsoft Ad Server Software" means (i) [**] the Company AdManager Product that is delivered by Company as a Deliverable under this Agreement, or (ii) [**] pursuant to this Agreement [**] the Company AdManager Product [**] for use with Version 4.0.x as the same are described in the Specifications) [**] of the Company Ad Manager Product pursuant to the Copyright Act of 1976 [**].

1.14 "Microsoft Federated Partner Site" means a third party web site or other online site or service that is either branded or co-branded under a valid existing agreement by Microsoft (where "co-branding" is intended to include without limitation licensed use of a compound mark such as "MSNBC"), or is licensed under a valid existing agreement by Microsoft or a Microsoft Affiliate [**].

1.15 "Object Code" means machine-executable computer software code in binary form.

1.16 "Schedule" means the development and implementation schedule for completion of the development Services referred to in Section 2.1, as set forth in Exhibit A.

1.17 "Services" means Company's delivery of the development work product described in Exhibit A, onsite consulting services, and support and maintenance services, all as provided to Microsoft pursuant to this Agreement.

   Confidential Materials omitted and filed separately with the Securities and
                               Exchange Commission
                           Asterisks denote omissions.

1.18 "Source Code" means computer software code in human-readable, high-level language form which, when compiled or assembled, becomes the Object Code of a software program. Source Code also includes all logic diagrams, flow charts, and developer comments, in their most recent versions which are available from within the Company at the date of the applicable delivery, concerning all of the Deliverables and software required to be delivered under this Agreement.

1.19 "Specifications" means the specifications for certain of the Deliverables, which specifications are attached to this Agreement as Exhibit A.

1.20 "Spin-Off Product" means a software product that does not qualify as Microsoft Ad Server Software but that includes a substantial portion of any of the Core Technologies.

1.21 "Subsequent Release" means the first new commercial release of the Company AdManager Product that occurs on or after Company's delivery to Microsoft of all Phase II Deliverables

1.22 "The Microsoft Network" (or "MSN") means The Microsoft Network online service as operated on Microsoft proprietary and/or Internet platforms, including without limitation www.msn.com and related web sites, whether or
                                  -----------
     not located under different domain names (e.g., hotmail.com), and further including without limitation MSN-branded sites that are hosted and/or managed by third parties and MSN-branded or co-branded web pages that are part of a third party's site, provided that such third party sites or pages are branded or co-branded with an MSN brand pursuant to a valid existing agreement with Microsoft or an Affiliate of Microsoft. The Microsoft Network further includes all subsequent versions or upgrades of any of the foregoing which may be available from time to time in any online environment, provided that such subsequent versions or upgrades continue to meet the definition set forth above.

1.23 "Use Restriction Period" means the period beginning as of the Effective Date and lasting until the later of (i) the [**] year anniversary of the Effective Date and (ii) the [**] year anniversary of the date specified in Exhibit A for Company's delivery of the Phase II Deliverables.

1.24 "Version 4.0.x" means the most recent U.S. version of the Company AdManager product that Company has commercially released as of the Effective Date.

                                       3
                Microsoft and Engage Confidential & Proprietary

2.   Development and Additional Services

2.1  Phases.  Company will perform development in two phases in order to develop
     ------
and deliver, in accordance with the Specifications, Deliverables comprising customized features and functionality in Source Code form that are interoperable with Version 4.0.x. Phase I begins as of the Effective Date and will conclude upon Microsoft's acceptance of the Phase I Deliverables, as such Deliverables are defined in Exhibit A. Phase II will begin upon completion of Phase I (or at any earlier time that Company may elect to begin relevant development) and will conclude upon Microsoft's acceptance of the Phase II Deliverables, as such Deliverables are defined in Exhibit A. Company will also deliver the Subsequent Release to Microsoft following completion of Phase II, as further described in Exhibit A. Company agrees to deliver the Subsequent Release in Source Code and Object Code form to Microsoft upon its commercial release, regardless of whether Microsoft is receiving support and maintenance services (as described in Section 2.6) from Company as of the date of such release. Company, at its sole discretion, may elect to include all, some or none of the Deliverables described by the Specifications in the Subsequent Release and/or any other release of the Company AdManager Product.

2.2. Services.  Company will perform the development Services referred to above
     --------
in accordance with the Schedule and pursuant to the Specifications and this Agreement. Subject to Section 2.5, Company may retain independent contractors with relevant knowledge and experience to perform such Services, provided that Company will consider in good faith any Microsoft request that Company cease using any independent contractor(s) who are not adequately performing the applicable Services.

2.3  Acceptance.
     ----------
   (a) Version 4.0.x, the Subsequent Release and all software required to be delivered as part of Company's support and maintenance services are deemed accepted upon delivery.

   (b) For Deliverables as described on Exhibit A that are comprised of software Source Code, Company shall deliver and Microsoft shall evaluate proposed final versions of each such Deliverable and Microsoft shall submit a written acceptance or rejection to Company within five (5) weeks after Microsoft's receipt thereof. Acceptance shall be in writing and shall not be withheld if a Deliverable performs substantially in accordance with the Specifications. If Microsoft identifies Errors in any Deliverable before acceptance, then Company shall correct such Errors within ten (10) business days following receipt of notice of such Errors from Microsoft and Microsoft shall thereafter submit a written acceptance or rejection to Company concerning such Error Correction within ten (10) business days of delivery of a requested Error Correction.

   (c) For Deliverables that are comprised of Documentation or reports, if any, Microsoft shall evaluate a proposed final version of such Deliverable within two (2) weeks of its receipt of any such Deliverable. In the event that it requires corrections, Microsoft shall specify the corrections needed and Company shall deliver an amended version of such Deliverable within five (5) days following receipt of notice of such need for corrections from Microsoft.__Acceptance of Deliverables of this type shall not be unreasonably withheld.

   (d) If Company fails to deliver any Deliverable within the dates specified in the Schedule, or if any Errors discovered before acceptance in the Deliverables described in Exhibit A cannot be eliminated in the correction periods specified in Section 2.3(b) or (c), as applicable, then Microsoft may notify Company in writing of Company's breach of this Agreement, in which case Company shall cure the breach as soon as possible but in no event later than twenty (20) days from receipt of such notice. If Company fails to cure the breach within such period, then Microsoft, at its option, may: (i) retain the Deliverable (including any applicable Documentation) with rights as set forth in Section 3, and terminate this Agreement for cause in accordance with Section 10.2(b), whereupon Microsoft will have no further obligations to request or use any development, consulting, or support or maintenance services from Company in connection with this Agreement; or (ii) extend the correction period.

   (e) If a Deliverable is not accepted or rejected in writing by the last day of the applicable period described in Sections 2.3(a)-(c) , the Deliverable shall be deemed accepted.

2.4  Design Review & Specifications Changes.  Company understands that there may
     --------------------------------------
be additions, deletions or other changes which may affect the Specifications at any time during the performance of the development Services referred to in
Section 2.1.  Such changes shall not add new functionality not

   Confidential Materials omitted and filed separately with the Securities and
                               Exchange Commission
                           Asterisks denote omissions.

contemplated by Exhibit A unless otherwise mutually agree in writing by the parties. Upon notice of any such changes by Microsoft, which notice may be made only in writing (including, for this purpose, in an email communication) to the attention of Company's General Counsel, Company and Microsoft will work together to make any necessary changes to the Specifications, and Company shall alter such Services in order to accommodate any such changes to the Specifications; provided, however, that with respect to any change to the Specifications that is required solely by Microsoft, Company will be entitled to charge and Microsoft agrees to pay additional fees of [**] for any incremental development work that results from such change to the Specifications. The Schedule set forth on Exhibit A shall be adjusted appropriately to take into account changes to the Specifications.

2.5  Onsite Consulting Services.  During the term of this Agreement or as
     --------------------------
otherwise set forth in Section 10.4(c)(ii), Company shall make mutually agreed members of its senior engineering staff available to provide Microsoft personnel with such consulting Services as Microsoft may request with respect to the Deliverables for the purposes and within the parameters set forth in Exhibit A. The parties anticipate that Microsoft will desire to receive up to [**] to include at least [**] of services) of such onsite consulting Services, and Company agrees to provide such level of Services upon request (and no more), provided that the precise dates on which Company will provide such consulting Services shall be in compliance with Exhibit A and subject to the reasonable approval of each party and that nothing herein shall be deemed to require that Microsoft engage Company for such Services. Company will provide the consulting Services requested by Microsoft hereunder at Microsoft's Redmond, Washington headquarters unless the parties mutually agree on another arrangement.
Microsoft shall pay all reasonably incurred travel and living expenses of Company personnel performing work at Microsoft facilities. The parties agree that Company may fulfill its consulting Services obligations under this Section
2.5 by providing the services of any of [**] (the "Senior Company Engineers"), at Company's discretion. If one or more of such Senior Company Engineers is no longer employed by Company, the parties will endeavor to mutually agree upon qualified replacement senior engineers whom Company may use to provide consulting Services to Microsoft hereunder.

2.6  Support and Maintenance.  For a period of [**] after the Effective Date
     -----------------------
(or, if Company delivers its initial Deliverables more than three (3) days after Company receives the payment due to Company under Section 4.1(a), then for a period of [**] after such initial delivery by Company hereunder), Company will provide software support and maintenance Services for the Deliverables (including, for purposes of clarification, both commercial release versions of the Company AdManager Product provided by the Company to Microsoft hereunder and modifications and Error Corrections thereof developed by Company pursuant to this Agreement) in accordance with the Support and Maintenance Plan attached hereto as Exhibit B. Microsoft shall have the right to renew such software support and maintenance Services from Company for an additional period of [**] following such initial year by giving Company written notice of such renewal at least forty-five (45) days prior to the expiration of the initial one (1) year term and paying the additional fee set forth in Section 4.3.

2.7 The ongoing consulting Services and the support and maintenance Services shall be performed in a professional manner and shall be of a high grade, nature, and quality. Microsoft agrees that any claimed deficiency by Company in performing the consulting Services and the support and maintenance Services under this Agreement shall not constitute a breach under this Agreement unless such deficiency is not cured within thirty (30) days of written notice thereof by Microsoft to Company.

                                       5
                Microsoft and Engage Confidential & Proprietary

  Confidential Materials omitted and filed separately with the Securities and
                             Exchange Commission.
                          Asterisks denote omissions

3.   License Grants

In consideration of the payments set forth in Section 4, Company hereby grants to Microsoft the following perpetual, nonexclusive, irrevocable (subject to Section 10.4(a)), sub-licensable (subject to the restrictions set forth herein), royalty-free (subject to the restrictions and royalty provisions set forth in Sections 3.4, 3.5 and 3.6), worldwide (subject to Section 3.10) rights and licenses, under all of Company's applicable Intellectual Property, except for trademarks, tradenames, trade dress, logos, or any other distinguishing marks or features which serve to identify the source or provider of the product or service with the exception of the user interface which may contain elements which constitute trade dress.

3.1  Development License:  Microsoft may use, copy, edit, format, modify,
     -------------------
translate and otherwise create Derivative Technology from the Company Licensed Materials, including both Source Code and Object Code forms of all software included therein, and may use independent contractors to undertake such development on Microsoft's behalf as work for hire (i.e., transfer of all Intellectual Property rights to Microsoft), subject to written agreements containing confidentiality requirements consistent with this Agreement. Microsoft agrees to maintain, as part of any version of the Microsoft Ad Server Software developed by or for Microsoft pursuant to the foregoing license, the open profile API as contained in the Deliverables delivered by Company to Microsoft hereunder, until the [**] anniversary of the date specified [**], whereupon Microsoft may but will not be obligated to modify such open profile API. Microsoft will not be obligated to implement any future versions of such open profile API software code beyond the version that Company includes as a Phase II Deliverable.

3.2  Commercial Use and Distribution License:  Subject to the restrictions and
     ---------------------------------------
conditions set forth in Sections 3.3 through 3.11, Microsoft may use, market, Distribute, and otherwise commercially exploit the Company Licensed Materials and Derivative Technology thereof, including without limitation in order to serve advertisements and provide other functions and services for any and all web sites and online services.

3.3  License Limitations.  Microsoft may exercise the license rights set forth
     -------------------
in Section 3.2 only under one of two conditions: (a) in accordance with the provisions of Sections 3.4, 3.5 and 3.6 with respect to the Microsoft Ad Server Software or a Spin-Off Product, as applicable, and (b) to the extent Microsoft exercises such license rights only with respect to combinations of software code from the Company Licensed Materials (or Derivative Technology thereof) with any other software code and then subject to the further condition that the resulting software combinations do not meet the definition of Microsoft Ad Server Software or a Spin-Off Product.

3.4       Limitations on Use for Ad Serving by Microsoft and its Affiliates.
          -----------------------------------------------------------------
   (a) If Microsoft or an Affiliate of Microsoft uses the Microsoft Ad Server Software to serve advertisements on behalf of any third party web site or online service (including without limitation any Microsoft Federated Partner Site or portion thereof) other than as part of The Microsoft Network during the Use Restriction Period, Microsoft agrees to pay Company a royalty equal to [**] of Microsoft's Applicable Gross Revenues, except as provided in Sections 3.4(b) and (c). As used herein, "Applicable Gross Revenues" means cash revenues or other value received by Microsoft (by barter or otherwise) or a Microsoft Affiliate as payment for the provision of services that are provided by means of the Microsoft Ad Server Software during the Use Restriction Period, less any agency commissions or other revenue sharing payments that Microsoft is obligated to pay to third parties in respect of such cash revenues or value. Barter, giveaways and other transactions not involving cash payment shall be valued at Microsoft's then-current average charge for the service provided. Company acknowledges that Microsoft currently does not have procedures in place to identify, track and report such non-cash transactions as of the Effective Date, and Company agrees that if Microsoft, having acted diligently and in good faith, fails timely to report barter transactions which give rise to Applicable Gross Revenues under this Agreement, Company shall be entitled to collect royalties on Applicable Gross Revenues for such transactions, but Company shall not be entitled to receive any late fees in respect of such royalties pursuant to Section 4.6, unless and until Company has notified Microsoft specifically of its obligation to pay royalties with respect to Applicable Gross

  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission
                          Asterisks denote omissions.

       Revenues from the barter transaction in question, and Microsoft has thereafter failed to pay applicable royalties within sixty (60) days of receiving such a notice.

   (b) Notwithstanding the terms of Section 3.4(a), if Microsoft elects, during the Use Restriction Period, to participate in [**] its direct successors (which as of the Effective Date would entail providing to Company [**] with The Microsoft Network [**], authorizing Company to use such data for the sole purpose of [**] making substantially all such [**] through the [**] network), then Microsoft shall have no obligation to pay any royalty on Microsoft's Applicable Gross Revenues which relate to services provided during the time that Microsoft is participating as specified above in such profiling network.

   (c) Also notwithstanding anything to the contrary in Section 3.4(a), Microsoft shall have no obligation to pay any royalties to Company with respect to the following activities during the Use Restriction Period (i.e., revenues associated with the following activities shall not be deemed to be "Applicable Gross Revenues"):

       (i) Serving advertisements for any web site or online service owned or operated by a member of the [**] or any direct successor or version thereof but only as long as [**] Microsoft.

       (ii) Serving advertisements for any portion of The Microsoft Network, any web site or online service of a Microsoft Affiliate, or any Microsoft Federated Partner Site or portion thereof.

       (iii) Serving advertisements on behalf of advertisers and/or advertising agencies to any third party site or service, worldwide.

3.5  Distribution License:  Microsoft may Distribute the Microsoft Ad Server
     --------------------
Software only in accordance with the following terms and conditions:

   (a) Subject to the exceptions set forth in Section 3.5(c), Microsoft may not Distribute the Microsoft Ad Server Software in Object Code form until the [**] (the period before such date being referred to herein as the "Initial Distribution Restriction Period").

   (b) Following the Initial Distribution Restriction Period, Microsoft may Distribute the Microsoft Ad Server Software in Object Code form in its sole discretion, provided, however, that for [**] after the expiration of such Initial Distribution Restriction Period, Microsoft will pay Company a [**] royalty based on Net Receipts received by Microsoft during such [**] period in consideration of any Distribution by Microsoft of the Microsoft Ad Server Software other than as provided in Section 3.5(c).
       As used herein, "Net Receipts" means the value of any royalties, fees, or other sums received by Microsoft from such Distribution (subject to the exceptions set forth in Section 3.5(c)), less applicable returns, rebates, applicable freight and sales or use taxes payable by Microsoft. In the event Microsoft engages in any applicable Distribution of the Microsoft Ad Server Product that constitutes a barter or a promotional give-away or a "loss leader" transaction (as determined by reference to the fair market value of the Microsoft Ad Server Product), Microsoft agrees to pay a [**] royalty based on "imputed standard Net Receipts" for such software product.

   (c) Notwithstanding anything to the contrary in Section 3.5(a) or (b), Microsoft may Distribute the Microsoft Ad Server Software in Object Code form to Microsoft Affiliates and Microsoft Federated Partner Sites at any time, including without limitation during the Initial Distribution Restriction Period, for use solely in serving advertisements for sites and services owned and/or operated by such Microsoft Affiliates or Microsoft Federated Partner Sites. Further, Microsoft shall have no obligation to pay royalties to Company pursuant to Section 3.5(b) with respect to any Distribution by Microsoft of Microsoft Ad Server Software to any Microsoft Affiliate pursuant to the foregoing sentence.
       Microsoft agrees to pay Company a one-time fee of [**] with respect to each Microsoft Federated Partner to which Microsoft or a Microsoft Affiliate

                                       7
                Microsoft and Engage Confidential & Proprietary

   Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission
                          Asterisks denote omissions.

       Distributes the Microsoft Ad Server Software during the Use Restriction Period defined in Section 3.4(a).

   (d) Microsoft shall not Distribute the Source Code of the Microsoft Ad Server Software, Company AdManager Product, or the Deliverables, except to a Microsoft Affiliate or as expressly set forth in Section 3.1 with respect to independent contractors; provided, however, that Microsoft may Distribute insubstantial amounts of Source Code from the Deliverables as part of Source Code versions of Microsoft products that do not constitute Microsoft Ad Server Software or Spin-Off Products, and subject to the same confidentiality and license restrictions as apply to the Microsoft Source Code that is part of such Distribution. In the event Microsoft desires to lift such restrictions on the use of such Source Code in the future, Company agrees to give good faith consideration to such request and to discuss with Microsoft possible arrangements to accommodate both parties' concerns.

3.6  Spin-Off Products.  In the event Microsoft (a) intends to use any Spin-Off
     -----------------
Product during the Use Restriction Period (other than use of a Spin-Off Product by or on behalf of the entities permitted in Section 3.4(c)), or (b) intends to Distribute any Spin-Off Product during the Initial Distribution Restriction Period or for [**] after expiration of such period (other than Distribution of a Spin-Off Product to one of the entities permitted in Section 3.5(c)), then the parties shall negotiate in good faith with respect to royalties to be paid by Microsoft for such use or Distribution as applicable of the Spin-Off Product, taking into account both the proportionate value of the Core Technology or Technologies included in the Spin-Off Product as a portion of the overall Company AdServer Product, and the proportionate value of the Core Technology or Technologies that is included in the Spin-Off Product as a portion of such Spin-Off Product; provided however that the royalty for use shall not exceed that specified in Section 3.4(a) and the royalty for Distribution shall not exceed that specified in Section 3.5(b).

3.7  Terms of Distribution.  Microsoft may Distribute the Microsoft Ad Server
     ---------------------
Software only pursuant to licenses that contain disclaimers of warranties and liability on behalf of Microsoft and its suppliers, and subject to reservations of rights in intellectual property that are equivalent to the terms of licenses of Microsoft-developed software products. During the Initial Distribution Restriction Period and for [**] after the expiration of such Initial Distribution Restriction Period, and unless otherwise agreed by the parties, Microsoft shall restrict licensees of the Microsoft Ad Server Software from using it for service bureau purposes (i.e., using the software for the purpose of serving ads to third parties in exchange for fees or other value). Upon request from Company, Microsoft will provide Licensee with a copy of each form of license agreement then used or intended to be used by Microsoft with respect to the Microsoft Ad Server Software.

3.8  Ownership.  Except as expressly licensed to Microsoft in this Agreement,
     ---------
Company retains all right, title and interest in and to the Company Licensed Materials; provided, however, that subject to the licenses granted and the restrictions set forth in this Section 3 and Company's ownership of the underlying Company Licensed Materials and Company Ad Server Software and all Intellectual Property rights associated therewith, Microsoft shall own all right, title and interest in and to any Derivative Technology of the Company Licensed Materials created by or for Microsoft.

3.9  Scope of Patent Licenses.  For purposes of clarification, the foregoing
     ------------------------
license grants include a license (without the right to grant sublicenses other than to third parties as permitted by this Section 3) under any patents now or hereafter owned, controlled or licensed by Company (which patents are embodied in or arise from a Deliverable) having an earliest effective filing date prior to the [**] the date on which Company delivers the Subsequent Release to Microsoft, to the extent necessary (i) to exercise any license right granted in
Section 3; and (ii) to combine the MS Ad Server Software with any hardware and software.

3.10 Territorial Restrictions. Notwithstanding any other provision of this
     ------------------------
Agreement, Microsoft shall not, without the prior written consent [**]: (i) install or otherwise use the Microsoft Ad Server Software, Company AdManager Product, or any Derivative Technology of Company AdManager Product that is competitive with the Company Ad Manager Product [**] except that Microsoft may install and use any of the foregoing [**] solely for the purposes of The Microsoft Network and Microsoft Affiliates[**], and web sites located outside [**]; or (ii) Distribute any of the foregoing to any person or entity located [**] or to any person or entity located outside [**] with knowledge that such person or entity intends to redistribute

  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission
                          Asterisks denote omissions.

any of the foregoing to any person or entity located [**] for purposes of competing directly with [**]. This Section 3.10 shall not restrict Microsoft from using the Microsoft Ad Server Software outside for any purpose [**]. An uncured breach of subsection (ii) of this provision shall constitute a material breach of this Agreement and shall cause irreparable harm to the Company that cannot be remedied with money damages; accordingly, Company shall be entitled to injunctive relief against the conduct causing the breach in addition to other remedies.

3.11 Source Code Security.  Microsoft agrees to apply substantially the same
     --------------------
security policies and procedures with respect to maintaining the confidentiality of the Company Source Code licensed under this Agreement as Microsoft applies to Source Code of technologies that Microsoft has developed and implemented in The Microsoft Network, including, without limitation restrictions on copying, access and location of the Company Source Code and any copies permitted to be made. As of the Effective Date, security measures applied to Source Code used in operating The Microsoft Network include storage on a central server; limiting access according to two levels of security (a read/write access level and a read only access level, with the read/write level of access being provided on the most restricted basis).

3.12 This Agreement shall be binding on all Microsoft Affiliates to which the rights and benefits and obligations of this Agreement are extended as provided for in this Agreement. Microsoft assumes full responsibility and accountability for the compliance of its Affiliates with the terms and conditions of this Agreement.

4. Payment Obligations

4.1  Source Code License Fee.  Microsoft agrees to pay a guaranteed,
     -----------------------
nonrefundable license fee of [**] in consideration of the license rights set forth in Section 3, including without limitation the development license rights as to the Source Code form of Company's Deliverables. Microsoft will pay such fee in three parts, in accordance with the following payment schedule:

      (a) Microsoft will pay [**] promptly following the Effective Date, and Microsoft agrees that Company will be obligated to deliver (via secure FTP connection) to Microsoft the Source Code for Version 4.0.x within twenty-four (24) hours of receiving such initial payment from Microsoft.

      (b) Microsoft will pay [**] within thirty (30) days after (i) Microsoft receives the initial Phase I Source Code delivery from Company (as further specified in Exhibit A), and (ii) Company has delivered to Microsoft an invoice for such amount, whether or not the final Phase I Source Code is accepted or not.

      (c) Microsoft will pay a final payment of [**] within thirty (30) days after Microsoft receives (i) the initial Phase II Source Code delivery from Company (as further specified in Exhibit A), and (ii) Company has delivered to Microsoft an invoice for such amount, whether or not the final Phase II Source Code is accepted or not.

4.2  Development Fee.  In consideration of Company's provision of Services
     ---------------
comprised of development in order to deliver_the Phase I and Phase II Deliverables, Microsoft will pay Company a fee of [**], in accordance with the following payment schedule: Microsoft will pay this fee in [**], each payable in advance within thirty (30) days of Microsoft's receiving an invoice from Company for such fee; provided, however, that in the event Company fails timely to deliver Phase I Deliverables that meet the acceptance criteria described in
Section 2.3, then Microsoft shall have no obligation to pay any monthly payments for Company's development Services from the date on which Company is obligated to deliver such Phase I Deliverables until Microsoft accepts such Phase I Deliverables. Thereafter, Microsoft shall pay any withheld fees immediately and pay all remaining monthly fees hereunder on a monthly basis (i.e., payments shall resume and shall continue to be paid monthly until Microsoft has paid a total of [**] pursuant to this Section 4.2). Company may issue the initial invoice for such fees on or after the Effective Date.

                                       9
                Microsoft and Engage Confidential & Proprietary

  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission
                          Asterisks denote omissions.

4.3  Support and Maintenance Fee.  Microsoft will pay Company [**] in
     ---------------------------
consideration of receiving support and maintenance Services in accordance with
Section 2.6 and Exhibit B for [**] after the Effective Date (or, if Company delivers its initial Deliverables more than three (3) days after Microsoft makes the payment due to Company under Section 4.1(a), then for a period of [**] after such initial delivery by Company hereunder). Microsoft will pay this fee [**], each payable in advance within thirty (30) days of Microsoft's receiving an invoice from Company for such fee. Company may issue the initial invoice for such fees on or after the Effective Date. At Microsoft's sole discretion, Microsoft may renew its right to receive such support and maintenance Services for an additional period of [**] upon written notice to Company at least forty-five (45) days before the expiration of such initial support term, and subject to payment by Microsoft of an additional [**] in accordance with the same payment procedures as apply to the initial term.

4.4  Fees for Onsite Consulting Services.  Company will be entitled to invoice
     -----------------------------------
Microsoft on a monthly basis for any onsite consulting Services provided in accordance with this Agreement, at a rate of [**] for the Services of Senior Company Engineers who have been authorized by Microsoft pursuant to Section 2.5 to provide such services. In no event shall Company invoice, or Microsoft be obligated to pay, for any onsite consulting Services which represent Services that Company must provide as part of its support and maintenance obligations to Microsoft pursuant to Section 2.6 and Exhibit B. Microsoft agrees to pay Company all amounts properly shown in invoices for such Services within thirty
(30) days of their receipt.

4.5  Fees for Other Consulting Services.  Company will be entitled to invoice
     -------------------------------------
Microsoft on a monthly basis for any other consulting Services provided at the request of Microsoft pursuant to Section 2.4 at a rate of [**]. In no event shall Company invoice, or Microsoft be obligated to pay, for any consulting Services which represent Services that Company must provide as part of its support and maintenance obligations to Microsoft pursuant to Section 2.6 and Exhibit B. Microsoft agrees to pay Company all amounts properly shown in invoices for such Services within thirty (30) days of their receipt.

4.6  Royalties and Other Payments Under Section 3.  Within forty-five (45) days
     --------------------------------------------
after the end of each calendar quarter with respect to which Microsoft owes Company any royalties or fees based on Applicable Gross Receipts, Net Receipts, or licenses to Microsoft Federated Partner Sites as set forth in Sections 3.4-3.6, Microsoft will furnish Company payment of such fees together with a statement describing such fees for the quarter then ended. Each such statement shall contain information sufficient to discern how the payment from Microsoft to Company was computed. Any payment not made when due shall bear interest at the rate of one percent (1%) per month until paid.

4.7  Additional Consideration.  Microsoft will make available to Company at no
     ------------------------
charge run of site advertising opportunities for products and services selected by Company, subject to the terms described in this Section 4.7 on The Microsoft Network equivalent in value to [**] (as calculated with reference to the Microsoft standard rate card in effect at the time such advertising is fulfilled). Microsoft will fulfill such advertising commitment within the [**] after the Effective Date, and the precise timing and placement of such performance shall be at Microsoft's discretion. The parties will cooperate in good faith to develop administrative procedures to facilitate Company's use of such advertising inventory. The parties may, by mutual agreement, use such inventory to support [**] advertising. All advertising proposed for inclusion on The Microsoft Network will be subject to Microsoft's standard specifications and standard terms and conditions.

5.   Audits

5.1  Record-Keeping.  Microsoft agrees to keep, all proper, complete and
     --------------
accurate records and books of account and all proper, complete and accurate entries therein relating to the Distribution and use of Microsoft Ad Server Software, and Microsoft's Applicable Gross Revenues and Net Receipts in connection therewith, sufficient to establish the basis of payments owed by Microsoft pursuant to Section 4.6 of this Agreement.

5.2  Audit Right.  Company may cause an audit to be made, at its expense, of
     -----------
Microsoft's applicable records in order to verify statements provided to Company under Section 4.6 and to determine amounts due under Sections 3.2 and 3.3. Any such audit shall be conducted only by an independent certified public accountant (other than on a contingency fee basis) after prior written notice to Microsoft, and shall be conducted during regular business hours at Microsoft's offices and in such a manner as not to interfere with Microsoft's normal business activities. In no event shall an audit with respect to any payment statement commence later than eighteen (18) months from the date of the statement involved, nor shall the audits be made hereunder more frequently than once annually unless the Company has reasonable grounds to believe that any royalty payments have been understated, nor shall any period be audited more than once. The results of any such audit shall be subject to the nondisclosure obligations set forth in
Section 7. In the event that Company makes any claim against Microsoft with respect to any such audit, Company hereby agrees to make available to Microsoft, upon request, its records and reports pertaining to the audit and any such records and reports prepared for Company by its accountant(s). If the audit reveals an underpayment regarding a period of more than five percent (5%), Microsoft shall pay the fees and expenses for the audit.


6. No Obligation/Independent Development

Notwithstanding any other provision of this Agreement, Microsoft shall have no obligation to use, market, sell or otherwise Distribute the Company AdManager Product or any Derivative Technology thereof, either alone or in any Microsoft product or service. Except as provided in Section 7, nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Microsoft, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement, provided that such technology does not use any of the Company's Intellectual Property.

7. Confidentiality

7.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information, which in no event shall be less than reasonable care. Neither party will use the other's Confidential Information for purposes other than as contemplated by this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party, with the exception that either party may disclose Confidential Information received from the other party in accordance with judicial or other governmental order, and provided that the party that receives such an order shall give the party whose Confidential Information would be subject to such disclosure at least five (5) business days' advance notice prior to making any disclosure pursuant to such order, and shall comply with any applicable protective order or equivalent. In addition, the parties agree to cooperate in good faith to review and mutually agree upon a procedure for addressing the contents of any disclosure of Confidential Information that either party believes in good faith is required by the rules of the Securities and Exchange Commission. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information.

7.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of or access to the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained in the unaided memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents. _

8. Warranties

8.1  Company.  Company warrants, represents and covenants that:
     -------

   (a) It has the full power to enter into this Agreement and grant the license rights set forth herein;

                                      11
                Microsoft and Engage Confidential & Proprietary

   Confidential Materials omitted and filed separately with the Securities and
                               Exchange Commission
                           Asterisks denote omissions.

   (b) It has not previously and will not grant any rights in the Company Licensed Materials to any third party that are inconsistent with the rights granted to Microsoft herein [**]; it being understood, however, that the Company may grant similar or identical rights to third parties for identical or similar purposes;

   (c) The Company Licensed Materials do not and will not infringe any copyright or trade secret right held by any third party.

   (d) Company does not have knowledge of any third party patent or trademark that is infringed by or accused of infringement by Version 4.0.x.

   (e) The Intellectual Property embodied in the Deliverables described on Exhibit A will be created by employees of Company within the scope of their employment and under obligation to assign inventions to Company, or by independent contractors (i.e., a third party temp or other individual) or independent contractor organizations approved by Microsoft, which approval shall not be unreasonably withheld or delayed, who or which are under written agreement with Company to develop, complete, or assist with the development or completion of the Deliverables described in Exhibit A and to assign all rights in the Deliverables described in Exhibit A to Company.

   (f) Company will cooperate with Microsoft and provide all necessary information in a prompt manner in accordance with its Year 2000 readiness policy should Microsoft have any inquiries regarding the Year 2000 readiness of Company or any of the information or technology that is the subject of this Agreement.

   (g) Company warrants that (i) the [**] components of the Version 4.0.x Source Code delivered to Microsoft will [**] in the standard Microsoft [**] environment which is substantially similar to that currently in use by Company, and (ii) the [**] components of the Subsequent Release Source Code delivered to Microsoft will [**] in Company's standard [**] environment (or if such [**] environment is not then comprised of standard commercially available tools and technologies, in the standard Microsoft [**] environment existing at the time of the delivery of the Phase II Deliverables). The Company's sole obligation and Microsoft's sole and exclusive remedy for a breach of the warranty in clause (i) or
       (ii) hereof shall be for Company promptly to remedy the applicable Deliverable at no charge to Microsoft until such a subsequent delivered version satisfies the applicable warranty set forth in this clause.

8.2  Microsoft.  Microsoft warrants and represents that it has the full power to
     ---------
enter into this Agreement, and has taken the necessary steps to authorize the execution of this Agreement by the person signing it.

8.3  DISCLAIMER.  EXCEPT AS EXPRESSLY STATED IN THIS SECTION 8,  NEITHER PARTY
     -------------
MAKES ANY WARRANTIES, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO SUCH PARTY'S SERVICES, CONFIDENTIAL INFORMATION, DELIVERABLES, OTHER LICENSED MATERIALS, OR PERFORMANCE UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9. Indemnity

9.1  Indemnity.  Company shall, at its expense, defend any claim or action
     ---------
brought against Microsoft, and/or Microsoft's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, (a) which, if true, would constitute a breach of a warranty by Company in Section 8.1(a)-
(e); (b) alleging that any of the Company Licensed Materials violates the Intellectual Property (except for patents and for intellectual property rights that are of a nature that is not recognized in the domestic laws of the United States (e.g., certain forms of moral rights); or (c) alleging any infringement of a patent; and Company will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and other professionals, that are attributable to such claim, subject to the limitation set forth in Section 11.4. Microsoft shall: (i) provide Company reasonably prompt notice in writing of any such claim or action, but in any case sufficient notice to respond reasonably to pleadings, and permit Company, through counsel selected by the Company and acceptable to Microsoft (with such acceptance not to be unreasonably withheld), to answer and defend such claim or action; and (ii) provide Company information, assistance and authority, at Company's expense, to help Company to defend such claim or action. Microsoft will not settle any claim without the Company's written permission and Company will not be responsible for any settlement made by Microsoft without Company's written permission, which will not be unreasonably withheld.

9.2  Duty to Correct.  Notwithstanding Section 9.1, should the Deliverables or
     ---------------
any portion thereof appear likely to be held to infringe any third party intellectual property or other proprietary right and Microsoft's exercise of its license rights under this Agreement appear likely to be enjoined, in whole or in part, Company shall notify Microsoft and at Company's expense may elect to: (i) procure for Microsoft the right to continue exercising its rights in the Deliverables or portion thereof, as applicable, as licensed in this Agreement; or (ii) replace or modify the Deliverables or portion thereof with a version that is non-infringing, provided that the replacement or modified version substantially meets the Specifications (if applicable) to Microsoft's reasonable satisfaction. If Microsoft's exercise of its license rights is enjoined, the Company must endeavor immediately to implement either (i) or (ii) above. If (i) or (ii) cannot be achieved by the Company on commercially reasonably terms, then in addition to any damages or expenses payable by Company under Section 9.1, Company shall refund to Microsoft such portion of the fees paid to Company by Microsoft under this Agreement as reasonably reflects the proportionate value of the infringing portion of the Deliverables and the license to such portion shall terminate in full.

9.3  Exceptions.  The Company shall have no obligation to defend or indemnify
     ----------
Microsoft with respect to any claims, or damages awarded, against Microsoft based upon Microsoft's (i) combination, operation or use of the Deliverables with any non-Company software programs(s), apparatus or data if the claim would have been avoided had such combination, operation or use not occurred and such contribution, operating or use is not within the intended scope of use of the Deliverables, or (ii) use of a previous version of any of the Deliverables if, after Company has (x) notified Microsoft of a potential infringement claim, and
(y) delivered to Microsoft an updated non-infringing version of the affected Deliverable that meets all applicable specifications under this Agreement, Microsoft has not within a commercially reasonable period thereafter substituted use of such updated version for the earlier version.

9.4  Microsoft Indemnity Obligations.  Microsoft shall, at its expense,
     -------------------------------
indemnify, hold harmless and defend Company from and against any and all damages, costs and expenses, including reasonable attorney's fees incurred by the Company in connection with any claim against the Company (i) arising from a claim which if true would represent a breach of Microsoft's warranty in Section 8.2, (ii) by a customer of Microsoft relating to such customer's relationship with Microsoft (and not to any relationship which the Company may have with such customer), or (iii) with respect to any claim based upon Microsoft's combination, operation or use of the Company Licensed Materials with any non-Company software programs(s), apparatus or data if the claim would have been avoided had such combination, operation or use not occurred.

9.5  Sole and Exclusive Remedy.  The provisions of Sections 9.1, 9.2 and 9.3
     -------------------------
constitute Microsoft's sole and exclusive remedy in connection with this Agreement for third party claims of infringement of Intellectual Property.

                                      13
                Microsoft and Engage Confidential & Proprietary

10.   Termination

10.1  Term.  The term of this Agreement shall commence as of the Effective Date
      ----
      and shall continue for one (1) year.

10.2   Termination by Microsoft.
       ------------------------

          (a) Microsoft shall have the right to terminate this Agreement in the event Company breaches Section 8.1(g). Termination of this Agreement pursuant to this Section 10.2(a) must be exercised within thirty (30) days of delivery of Version 4.0.x of the Source Code and shall be effective upon written notice from Microsoft to the Company of such termination and the return to the Company of the entire Deliverable, together with all copies, notes and other materials generated by Microsoft based on the Deliverable.

          (b) Microsoft also shall have the right to cancel Phase II of the development Services and terminate this Agreement if Company fails to deliver Phase I Deliverables that are accepted by Microsoft pursuant to Section 2.3 and Exhibit A. As set forth in Section 2.3(e), Microsoft may terminate this Agreement under this Section 10.2(b) only if Company fails to deliver required Deliverables following notice of breach and an opportunity to cure. Termination of this Agreement pursuant to this Section 10.2(b) shall be effective upon written notice from Microsoft to the Company of such termination.

10.3   Termination By Either Party For Cause.  In addition to Microsoft's rights
       -------------------------------------
of termination under Section 10.2 and 12.5, either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

   (a) The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in
       Section 7, and fails to cure that breach within thirty (30) days after written notice thereof; or

   (b) The other party is in material breach of Section 7.

10.4   Effect of Termination.
       ---------------------

   (a) In the event of termination of this Agreement for any reason, Sections 1, 3, 4.1, 4.6, 5, 6, 7, 8, 9, 10, 11 and 12 shall survive, with the exception that Section 3 shall not survive if the breach relates to (i) a willful and substantial material breach initiated by a senior manager at Microsoft (i.e., General Manager or higher) of the license grants or restrictions or confidentiality provisions in Section 3 or 7 of this Agreement or the acquiescence by any such senior manager with actual knowledge in such violation, which breach is not cured by Microsoft within thirty (30) days after written notice thereof; (ii) failure by Microsoft to make a payment due under Section 4.1 within thirty (30) days after receiving notice of breach of such payment obligation; or (iii) in the event Microsoft terminates this Agreement pursuant to Section 10.2(a), in which case Section 3 and Section 4.1 shall also terminate. Otherwise, for purposes of clarification, all licenses granted by Company to Microsoft under this Agreement will survive any termination of this Agreement in accordance with their terms and Company's sole remedies with respect to breach by Microsoft of this Agreement (including without limitation material breach of the license restrictions and payment provisions of Sections 3 and 4) shall be to pursue injunctive relief (including without limitation specific performance) and/or monetary damages; the sole exception to such survival of all license rights shall be as set forth above.

   (b) Following any termination of this Agreement, Microsoft will have no further payment obligations to Company under this Agreement except as follows:

       (i) Except in the event of a termination by Microsoft pursuant to Section 10.2(a), Microsoft will pay any Source Code license fee payments under Section 4.1 that Microsoft has not previously paid to Company within forty-five (45) days of such termination (notwithstanding the payment schedule set forth in Section 4.1). Microsoft will have no further payment obligations to Company under Section 4.1 if it terminates this Agreement pursuant to Section 10.2(a).

   Confidential Materials omitted and filed separately with the Securities and
                               Exchange Commission
                           Asterisks denote omissions.

      (ii) Microsoft will pay any amounts properly invoiced by Company for onsite consulting services provided by Company in accordance with
            Section 2.5 or other services provided by Company at Microsoft's request in accordance with Section 2.4, before the date of such termination.

      (iii) Microsoft will pay all amounts that may become due to Company under the terms of Sections 3.4-3.6 in accordance with the terms of such provisions and with Section 4.6.

   (c) Following any termination or expiration of this Agreement, Company will have no obligation to provide additional Deliverables or Services to Microsoft, with the following limited exceptions:

       (i) In the event that this Agreement expires and Company has failed to deliver the Source Code form of the Subsequent Release, then Company's sole obligation, and Microsoft's exclusive remedy with respect to such failure, shall be delivery by the Company of the Source Code form of Company's next commercial release of the AdManager software product when available, which release will be deemed, but only under such circumstances, to constitute the Subsequent Release described in Exhibit A; and

      (ii) In the event that Company delivers an acceptable form of the Phase II Deliverables or the Subsequent Release within forty-five (45) days of the end of the term or at any time thereafter, then upon request from Microsoft, Company will provide onsite consulting services to Microsoft as Described in Section 2.5 and Exhibit A with respect to the Source Code of its next commercial release of the Company AdManager Product as delivered to Microsoft pursuant to Section 10(c)(i) above for a period of thirty (30) days after the expiration of this Agreement.

   (d) Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms (provided, however, that either party may pursue damages from the other party based on breach of this Agreement, but Microsoft agrees that, its sole and exclusive remedy for (i) a breach by the Company of Section 8.1(g) is limited to the amount of fees under Section 4.1 actually paid by Microsoft to Company, and (ii) the failure of the Company to deliver Phase I or Phase II Deliverables is to terminate this Agreement subject to the provisions of Section 10.4(a)-(c).

11.  Limitation Of Liabilities

11.1 NEITHER PARTY SHALL BE LIABLE FOR ANY COVER, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.2 The Company's aggregate liability for claims arising in connection with this Agreement shall in no event exceed the following maximums:

      (a) Claims arising in connection with nondelivery of the Deliverable referred to as Version 4.0.x of the Company AdManager Product: [**], or the aggregate fees actually paid under Section 4.1, whichever is less.

      (b) Claims arising in connection with the Services and Deliverables described in Sections 2.1 - 2.4: Amounts paid Company under Section 4.2 or damages actually incurred, whichever is less.

      (c) Claims arising in connection with Services described in Section 2.5:
      Amounts paid under Section 4.4, or damages actually incurred, whichever is less.

      (d) Claims arising in connection with Section 2.6:  Amounts paid under
      Section 4.3 for the period to which the payment relates, or damages actually incurred, whichever is less.

                                      15
                Microsoft and Engage Confidential & Proprietary

11.3 THE PROVISIONS OF SECTION 11.1 AND 11.2 ABOVE SHALL HAVE NO APPLICATION TO SECTIONS 3, 7 AND 9.

11.4 Company's aggregate liability to Microsoft pursuant to Section 9.1 with respect to patent infringement claims, other than patent infringement claims concerning Version 4.0.x of which Company has knowledge as of the Effective Date (for which there are no limitations), shall be limited to [**] or amounts actually incurred by Microsoft, whichever is less.


12.   General

12.1  Notices.  All notices and requests in connection with this Agreement shall
      -------
be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

      To Company:                           To Microsoft:

      Engage Technologies, Inc.             Microsoft Corporation
      100 Brickstone Square                 One Microsoft Way
      Andover, MA  01810                    Redmond, WA  98052-6399
                                            Attention:
      Attention:

      Phone:                                Phone:  (425) 882-8080

      Fax:                                  Fax:  (425) 936-7329

      Copy to:                              Copy to:

                                            Microsoft Corporation
                                            One Microsoft Way
                                            Redmond, WA  98052-6399
                                            Attention:  Law & Corporate Affairs

      Fax:                                  Fax:  (425) 936-7409


      or to such other address as a party may designate pursuant to this notice provision.

12.2  Independent Contractors. Company and Microsoft are independent
      -----------------------
      contractors, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

12.3  Taxes.
      -----


      (a) The amounts to be paid by Microsoft to Company herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes now or hereafter imposed on the provision of goods and services to Microsoft by Company under this Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of Company, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to Company's real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii), (iii), (iv) or (v) above, now or hereafter imposed on Company (or any third parties with which Company is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). Microsoft is not liable for any Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of Company, provided that Microsoft shall pay to Company Collected Taxes in accordance with Section 12.3(b) below. Company agrees to indemnify, defend and hold Microsoft harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

      (b) Any sales or use taxes described in Section 12.3(a)(i) above that (i) are owed by Microsoft solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected from Microsoft by Company under applicable law, and (iii) are based solely upon the amounts payable under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on Company's invoices and shall be remitted by Microsoft to Company, and as required Company shall remit to Microsoft official tax receipts indicating that such Collected Taxes have been paid by Company. Microsoft may provide to Company an exemption certificate acceptable to the relevant taxing authority (including without limitation a resale certificate) in which case Company shall not collect the taxes covered by such certificate. Company agrees to take such steps as are requested by Microsoft to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist Microsoft, all at Microsoft's request and expense, in challenging the validity of any Collected Taxes or taxes otherwise paid by Microsoft. Company shall indemnify and hold Microsoft harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by Microsoft to Company under this Agreement, that are asserted or assessed against Microsoft to the extent such amounts relate to amounts that have already been paid to or collected by Company from Microsoft under this section. If any taxing authority refunds any tax to Company which Microsoft originally paid to Company, or Company otherwise becomes aware that any tax was incorrectly and/or erroneously collected from Microsoft, or Company otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving Collected Taxes from Microsoft, then Company shall promptly remit to Microsoft an amount equal to such refund, incorrect collection or tax benefit as the case may be plus any interest thereon.

      (c) If any taxes are required to be withheld on payments made by Microsoft to Company by any U.S. (state or federal), Canadian (federal or provincial) or foreign government, Microsoft may deduct such taxes from the amount owed Company and pay them to the appropriate taxing authority. Microsoft will use reasonable efforts to secure and deliver to Company an official receipt for any taxes withheld. Microsoft will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

      (d) This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other Section of this Agreement.

12.4 Governing Law.  This Agreement shall be governed by the laws of the State
     -------------
of New York as though entered into between New York residents and to be performed entirely within the State of New York. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

12.5 Assignment.  Neither party may assign this Agreement, or any rights or
     ----------
obligations hereunder, whether by contract or by operation of law, except in connection with an assignment to an Affiliate or a sale of substantially all its assets or substantially all the assets of its ad-serving product division (or, in the case of Microsoft, of The Microsoft Network), and provided that any permitted assignee shall assume all of the assignor's obligations under this Agreement after such assignment and that the assignor shall thereafter have no rights under this Agreement, but shall remain liable for the performance of the assignee's obligations._

12.6 Solicitation Restrictions.  Microsoft agrees that its MSN group (including
     -------------------------
both its Advertising Operations/Technologies and LinkExchange units, and their respective successors, if any) and its Commerce Server development group (and its direct successors, if any) (collectively, the "Restricted Microsoft

                                      17
               Microsoft and Engage Confidential & Proprietary

Groups") will not solicit or hire any Company employee or consultant to Company who (a) has performed Services under this Agreement and (b) is named on a list to be provided in writing by Company to Microsoft within sixty (60) days after the Effective Date, which list shall not include more than fifteen (15) names (each such individual being referred to herein a "Restricted Company Employee"), during the period between the Effective Date and the two (2) year anniversary of the date on which Company is obligated to deliver the Phase II Deliverable pursuant to Exhibit A (the "Restricted Period"), and subject to the exception that Microsoft may hire any such Restricted Company Employee six (6) months or more after he/she has terminated employment with Company, except pursuant to an arrangement with Microsoft providing for employment in six (6) months. The Company may add names to (but not remove names from) the list from time to time, the Company agrees not to modify any names from the list once the list has 15 names. Company agrees to inform all Restricted Company Employees of the restrictions set forth in this paragraph promptly after delivering the list of Restricted Company Employees to Microsoft. Microsoft agrees to deliver copies of the list of Restricted Company Employees to the Director of Human Resources promptly after deliver of the list, or any permitted additions thereto, to Microsoft. In the event Company believes that Microsoft has hired a Restricted Company Employee in a manner that violates this Section 12.6, Company shall promptly notify Microsoft's Human Resources director of such hire, and thereafter Microsoft shall take prompt good faith action to remedy such error. Company may not pursue other remedies with respect to such a breach without initially following such escalation procedure and allowing Microsoft to correct its error within a forty-five (45) day period thereafter. By way of further clarification, the Restricted Microsoft Groups may not hire a Restricted Company Employee from another division or group of Microsoft during the Restricted Period, regardless of whether the initial hiring by Microsoft of such Restricted Company Employee was compliant with the terms of this paragraph.

12.7 Construction.  If for any reason a court of competent jurisdiction finds
     ------------
any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

12.8 Injunctive Relief. The parties acknowledge and agree that any violation by
     -----------------
Microsoft of Section 3 or 12.6, or by either party of Section 7, may cause significant and irreparable harm to the other party for which money damages are inadequate. Accordingly, the non-breaching party shall be entitled to injunctive relief in such event, subject, however, to the limitations set forth in Section 12.6.

12.9 Entire Agreement. This Agreement does not constitute an offer by either
     ----------------
party and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the Services and all other subject matter hereof and merges all prior and contemporaneous communications as to such subject matter. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives.
     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

-----------------------------------------------------------------------------------------
MICROSOFT CORPORATION                                 ENGAGE TECHNOLOGIES, INC.
-----------------------------------------------------------------------------------------
By:               s/s Brad Chase             By:                 s/s Stephen A. Royal
-----------------------------------------------------------------------------------------

Name (print):     Brad Chase                 Name (print):       Stephen A. Royal
-----------------------------------------------------------------------------------------

Title:            VP Consumer Commerce       Title:              CFO
-----------------------------------------------------------------------------------------

Date:             July 28, 1999              Date:               July 28, 1999
-----------------------------------------------------------------------------------------

                         SPECIFICATIONS; SCHEDULE; AND
                          DESCRIPTION OF DELIVERABLES


Project Overview:

Company will provide Microsoft with Deliverables based on Microsoft's requirements specified in Table A-1 (including the notes thereto). Company will deliver Source Code and Object Code versions of each such Deliverable, and will provide on-site consulting related to the same throughout the two-phase project.

Schedule.

All work specified in this document will be targeted for the Microsoft Windows NT 4.0 operating system (most current release service pack) running on the 32-bit Intel i86 Pentium Processor platform.

Resource requirements:

Company will ensure that Senior Company Engineers (as defined in Section 2.5 of the Agreement) will be the primary developers of the Deliverables. These Senior Company Engineers will be responsible for presenting all the code during the Code Reviews, as specified in Table A-2.

                                      19
               Microsoft and Engage Confidential & Proprietary

                                   EXHIBIT B

                          SUPPORT AND MAINTENANCE PLAN


Maintenance Problem Severity and Resolutions.



(a) Premium Support. Company agrees to provide the following support and maintenance services to Microsoft for the period described in Section 2.6 of this Agreement.

-----------------------------------------------------------------------------------------------
Deliverable                       Premium Level Support Specifications
-----------------------------------------------------------------------------------------------
Technical Expertise               Senior Resources
-----------------------------------------------------------------------------------------------
Response (call back)              .     15 minute call back for Severity 1 and 2 calls (as
                                        defined below)
                                  .     60 minute call back for Severity 3 and 4 (as defined
                                        below)
-----------------------------------------------------------------------------------------------
Time to begin problem resolution  .     60 minutes for Severity 1 and 2 (as defined below)
                                  .     1 business day for Severity 3 and 4 (as defined below)
-----------------------------------------------------------------------------------------------
Availability                      24 x 7 by telephone or, for Severity 1 and 2, as defined
                                  below, beeper
-----------------------------------------------------------------------------------------------
Queue Priority for Call Back      Highest
-----------------------------------------------------------------------------------------------
Knowledge of Customer             Known environment, applications and business sensitivities
Environment
-----------------------------------------------------------------------------------------------
Fault Management Reporting        Problem report within 24 hours of problem resolution for
                                  Severity 1 and 2 calls (as defined below)
-----------------------------------------------------------------------------------------------
Service Activity Review           Hardware/Software monthly review
-----------------------------------------------------------------------------------------------
Account Management                Escalation/coordination of resources
-----------------------------------------------------------------------------------------------
Product Engineering Elevations    Priority by problem severity
-----------------------------------------------------------------------------------------------
Proactive Support:                .  Proactive Patch Reporting
                                  .  Notification of known problems and fixes
                                  .  Monthly call review
                                  .  O/S upgrade impact planning
-----------------------------------------------------------------------------------------------

(b)  Severity Levels Defined.

Severity 1 - Critical Business Impact. The Software, regardless of the environment or product usage, has complete loss of service or resources and work cannot reasonably continue.
Severity 2 - Serious Business Impact. The Software, regardless of the environment or product usage, has significant or degraded loss of service or resources.
Severity 3 - Minor Business Impact. The Software, regardless of the environment or product usage, has minor loss of service or resources.
Severity 4 - No Business Impact. The Software is in full work mode; there is not work being impeded at this time. Information is requested or reported.


(c) Software Upgrade Support. Company agrees to provide assistance in upgrades in the form of Release Notes, technical consulting, and on-site support as deemed necessary by Microsoft. Both parties will work in good faith to perform software upgrades which minimize any advertising service outages.